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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest reported event): FEBRUARY 18, 2005


                             BTU INTERNATIONAL, INC.
             (Exact name of registrant as specified in its chapter)


          DELAWARE                                              04-2781248
(State or other jurisdiction            0-17297                (IRS Employer
     of incorporation)           (Commission File Number)    Identification No.)

23 ESQUIRE ROAD, N. BILLERICA, MASSACHUSETTS                      01862
  (Address of principal executive offices)                      (Zip Code)


       Registrant's telephone number, including area code: (978) 667-4111


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 220.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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ITEM 1.01.   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

OPTION GRANTS

On February 18, 2005, the Compensation Committee awarded options to purchase an aggregate of 150,000 shares of the Company's common stock at an exercise price of $3.00 per share. The options have a seven-year term and vest ratably over four years. The named executive officers below received the following amounts:

Paul van der Wansem           50,000 shares

RESTRICTED STOCK GRANTS

On February 18, 2005, the Compensation Committee also awarded an aggregate of 20,000 shares of restricted stock to 8 employees at $3.00 price per share. The named executive officers below received the following amounts:

Thomas P. Kealy               3,000 shares
James M. Griffin              2,400 shares


ESTABLISHMENT OF 2005 BONUS TARGETS

On February 18, 2005, the Compensation Committee also adopted an Executive Incentive Compensation Plan for 2005. The following named executive officers are participants and can earn a bonus as a percentage of their annual base salary in the ranges specified below if net income per share, after executive bonuses, attain a specified target level:

                                 At Target                 Maximum
                                100% Bonus             Bonus Available
                             % of Annual Salary       % of Annual Salary
                             ------------------       ------------------
Paul van der Wansem                 35%                      70%
Thomas P. Kealy                     25%                      50%
James M. Griffin                    20%                      40%

No award will be made unless total annual 2005 net income is at least a specified amount and other targets such as quarterly profitability, increasing quarterly revenue from our Shanghai manufacturing operations, inventory turns and receivable aging have been met. Between that amount and the target amount, bonuses will be interpolated on a straight line basis. If the target amount is exceeded, an additional bonus will be paid on a straight line up to a maximum amount. The amount of cash bonus payable under any other incentive plan for the same year shall be deducted from the amount payable hereunder.

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ITEM 8.01.  OTHER EVENTS.

ACCELERATION OF UNDERWATER STOCK OPTIONS

The Financial Accounting Standards Board recently published Statement of Financial Accounting Standards No. 123, Share-Based Payment ("SFAS 123R"). SFAS 123R, which is effective on July 1, 2005, will require that compensation cost related to share-based payment transactions, including stock options, be recognized in the financial statements. Currently, the Company accounts for its share-based payment transactions under Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees and its related interpretations, which does not necessarily require the recognition of compensation cost in the statement of earnings of the financial statements.

On February 18, 2005, the Compensation Committee approved accelerating the vesting of 40,488 unvested underwater options held by 46 employees, including 17,250 options held by named executive officers. An option was considered underwater if the option's exercise price was greater than the closing price, $3.00, on the day before the Compensation Committee approved the acceleration. The Company accelerated these options in advance of the effective date of SFAS 123R to avoid recording compensation expense for these options in its statement of operations in future years when these options were originally scheduled to vest. The named executive officers below had the following number of options accelerated at the following weighted average exercise price per share:

                                 AGGREGATE NUMBER OF        WEIGHTED
                                 SHARES ISSUABLE UNDER      AVERAGE EXERCISE
                                 ACCELERATED OPTIONS        PRICE PER SHARE
                                 ---------------------      ----------------
     Paul van der Wansem         11,250                     $3.10
     Thomas P. Kealy             2,250                      $3.10
     James M. Griffin            3,750                      $3.10

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     BTU INTERNATIONAL, INC.
                                          (Registrant)

Date: March 2, 2005                  By: /s/ THOMAS P. KEALY
                                        ----------------------------------------
                                         Name: Thomas P. Kealy
                                         Title: Vice President, Corporate
                                         Controller and Chief Accounting Officer